This Pricing Supplement, filed pursuant to Rule 424(b)(2), relates to Registration Statement No. 333-9817 and to each Prospectus dated 6/19/1997 and to each Prospectus Supplement dated  6/19/1997
                                                                               .
PRICING SUPPLEMENT TO PROSPECTUS SUPPLEMENT DATED
June 19, 1997 TO PROSPECTUS DATED June 19, 1997
                                                                               .
                                                                               .
Pricing Supplement:      1
                                                                               .
Dated:   7/03/1997
                                                                               .
                                                                               .
                                                                               .
                      Sears Roebuck Acceptance Corp.
                                                                               .
                                                                               .
                       Medium-Term Note Series    IV
                              (Fixed Rate)
                                                                               .
                                                                               .
                   Due at least 9 months from date of issue
        Interest payable each May 15 and November 15 and at Maturity
                                                                               .
Principal Amount of Note:                   $   20,000,000
                                                                               .
Settlement Date (Original Issue Date):       7/09/1997
                                                                               .
Maturity Date:                               7/09/2002
                                                                               .
Interest Rate Per Annum:                      6.63000%
                                                                               .
Specified Currency:                         US $
                                                                               .
                            (If Other than U.S. Dollars, see attached)
                                                                               .
Redemption Commencement Date:               NOT APPLICABLE
                                                                               .
Form of Purchased Notes:                    DTC
                                                                               .
                                                                               .
                                                                               .
Redemption Price:  If a Redemption Commencement Date is specified
above, the Redemption Price shall be    -    of the principal amount
to be redeemed and shall decline at each anniversary of the Redemption
Commencement Date by    -    of the principal amount to be redeemed
until the Redemption Price is 100% of such principal amount.
                                                                               .
                                                                               .
                                                                               .
                                     _________________________________